SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On August 8, 2013, FTI Consulting, Inc. (“FTI Consulting”) held a conference call relating to the press release issued on August 8, 2013 announcing financial results for the three-month and six-month periods ended June 30, 2013. The text of the transcript of the conference call is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

FTI Consulting defines “Segment Operating Income” as a segment’s share of consolidated operating income. FTI Consulting defines “Total Segment Operating Income” as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. FTI Consulting uses Segment Operating Income and Total Segment Operating Income for the purposes of calculating “Adjusted Segment EBITDA” (as defined below) and “Total Adjusted Segment EBITDA” (as defined below), respectively.

FTI Consulting defines “Adjusted EBITDA” as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, special charges and goodwill impairment charges, and “Adjusted Segment EBITDA” as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, special charges and goodwill impairment charges. FTI Consulting defines “Total Adjusted Segment EBITDA” as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. FTI Consulting uses Adjusted Segment EBITDA to internally evaluate the financial performance of its segments because it believes it is a useful supplemental measure, which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. FTI Consulting also believes that Adjusted EBITDA, Adjusted Segment EBITDA and Total Adjusted Segment EBITDA, when considered together with the financial results under U.S. generally accepted accounting principles (“GAAP”), provide management and investors with a more complete understanding of its operating results, including underlying trends, by excluding the effects of special charges and goodwill impairment charges. In addition, “EBITDA,” which FTI Consulting defines as consolidated net income before income tax provision, other non-operating income (expense), depreciation and amortization of intangible assets, is a common alternative measure of operating performance used by many of its competitors. EBITDA is also used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in FTI Consulting’s industry. Therefore, FTI Consulting also believes that these measures, considered along with the corresponding GAAP measures, provide management and investors with additional information for comparison of its operating results to the operating results of other companies.

FTI Consulting defines “Adjusted Net Income” and “Adjusted Earnings per Diluted Share” as net income and earnings per diluted share, respectively, excluding the impact of special charges, goodwill impairment charges and losses on early extinguishment of debt. FTI Consulting uses Adjusted Net Income for the purpose of calculating Adjusted Earnings per Diluted Share. FTI Consulting uses Adjusted Earnings per Diluted Share to assess total FTI Consulting operating performance on a consistent basis. FTI Consulting believes that Adjusted Earnings per Diluted Share, when considered together with its GAAP financial results, provides management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of special charges, goodwill impairment charges and losses on early extinguishment of debt. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies.

Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in FTI Consulting’s Consolidated Statements of Comprehensive Income (Loss). Reconciliations of GAAP to Non-GAAP financial measures are included in the financial tables that accompanied FTI Consulting’s press release, which was filed as Exhibit 99.1 to the Current Report on Form 8-K dated August 8, 2013 filed with the Securities and Exchange Commission on August 9, 2013.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Transcript of August 8, 2013 Conference Call of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: August 13, 2013	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of August 8, 2013 Conference Call of FTI Consulting, Inc.